UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 7, 2009
GENELABS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
505 Penobscot Drive, Redwood City, California 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 369-9500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.01. Change in Control of Registrant.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 7, 2009, Gemstone Acquisition Corporation (“Purchaser”), a California corporation and a wholly-owned subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation (“Parent”) and a wholly-owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“GSK”), was merged (the “Merger”) with and into Genelabs Technologies, Inc., a California corporation (“Genelabs” or the “Company”), pursuant to the terms of the Agreement and Plan of Merger dated as of October 29, 2008, by and among Parent, Purchaser and the Company (the “Merger Agreement”). As a result of the Merger, each share of common stock of the Company, no par value (each, a share of “Common Stock” and such Common Stock collectively the “Shares”), then outstanding (other than Shares held in the treasury of the Company and Shares that are held by (i) Parent, Purchaser or any other wholly-owned subsidiary of Parent or the Company or (ii) shareholders who properly demand and perfect dissenters’ rights under the California General Corporation Law) has been converted into the right to receive an amount in cash equal to $1.30 per Share, without interest thereon and less any required withholding taxes, payable to the holder thereof upon surrender of the certificate formerly representing such Share or confirmation of the book-entry transfer of such Shares into the depository’s account, and the Company has become a wholly-owned subsidiary of Parent.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market (“NASDAQ”). Accordingly, the Company has requested that the Common Stock be withdrawn from listing on NASDAQ as of the close of business on January 7, 2009. NASDAQ has advised the Company that it will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Common Stock. Upon the filing of the Form 25 by NASDAQ, the Shares will no longer be listed on NASDAQ. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on November 3, 2008.
     A copy of the press release issued by GSK announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.
     On January 7, 2009, in accordance with the terms of the Merger Agreement, Purchaser exercised the option (the “Top-Up Option”) to purchase Shares directly from the Company and purchased 1,768,624 Shares (the “Top-Up Shares”) at a price of $1.30 per Share, the same amount paid for each Share tendered and accepted for payment by Purchaser pursuant to its previously announced tender offer (the “Offer”) to purchase all of the outstanding Shares. Purchaser paid the aggregate purchase price by delivery of a secured promissory note. The Top-Up Shares, when combined with the Shares purchased in the Offer and shares beneficially owned by GSK and its wholly-owned subsidiaries, were sufficient to give Purchaser aggregate ownership of more than 90% of the outstanding Shares. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 5.01.	Change in Control of Registrant.
     The information disclosed in Item 3.01 is hereby incorporated by reference.

     As a result of the consummation of the Offer and the Merger, there has been a change in control of Genelabs, and GSK now controls Genelabs.
     The Purchaser acquired the remaining outstanding Shares of Genelabs by means of a merger of the Purchaser with and into Genelabs, as a result of which Genelabs became an indirect wholly owned subsidiary of GSK. Purchaser has caused to be deposited with Computershare Inc., the depositary in the Offer and exchange agent for the Merger, sufficient funds to pay for all Shares accepted for payment in the Offer or acquired in the Merger.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Merger Agreement, upon consummation of the Merger, the directors and officers of Purchaser immediately prior to the consummation of the Merger became the directors and officers, respectively, of the Company, in each case until their successors are duly elected or appointed and qualified.

Item 8.01.	Other Events.
     On January 7, 2009, GSK issued a press release announcing the expiration of the offering period and the successful completion of the tender offer for the Shares, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by GSK on January 7, 2009 (incorporated by reference to Exhibit (a)(1)(M) to the Schedule TO).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2009	GENELABS TECHNOLOGIES, INC.

	By:	/s/ Audrey Klijian

	Name:	Audrey Klijian
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by GSK on January 7, 2009 (incorporated by reference to Exhibit (a)(1)(M) to the Schedule TO).

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